UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 29, 2020
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Madison Ave, 5th Floor
New York, NY 10010
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.
On May 29, 2020, Yext, Inc. (the “Company”), as tenant under lease and sublease agreements (together the “Existing Leases”), entered into a Surrender Agreement (the “Surrender Agreement”) with 1 Madison Office Fee LLC, as landlord under the Existing Leases (the “Landlord”) with respect to approximately 95,000 square feet of office space at 1 Madison Avenue, New York, New York (the “Premise”), which currently serves as the Company’s worldwide corporate headquarters. Pursuant to the Surrender Agreement, the Company agreed to surrender to the Landlord the Existing Leases and the Premise on August 31, 2020 "(Surrender Date"), as such date may be extended pursuant to the express provisions of the Surrender Agreement, and the term of the Existing Leases will expire on such date. The Company has agreed to pay to the Landlord all rent and additional charges due and payable under the Existing Leases through and including the Surrender Date. In the event the Company does not surrender any portion of the Premise on or before the Surrender Date, the Company will be subject to holdover rent provisions. Letters of credit in the amount of approximately $5.3 million previously securing the Company’s obligations under the Existing Leases will secure the Company’s obligations under the Surrender Agreement. Such letters of credit will be returned within a period of time after the surrender of the Premise according to the terms of the Existing Leases.
The foregoing description of the Surrender Agreement does not purport to be complete and is qualified in its entirety by reference to the Surrender Agreement, a complete copy of which is included in Exhibit 10.1 to this Form 8-K.
Item 2.02.  Results of Operations and Financial Condition
On June 4, 2020, Yext, Inc. (the “Company”) issued a press release announcing its financial results for the first fiscal quarter ended April 30, 2020. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Surrender Agreement, dated as of May 29, 2020, between Yext, Inc. and 1 Madison Office Fee LLC
99.1	Press release dated June 4, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Steven Cakebread
Steven Cakebread Chief Financial Officer (Principal Financial Officer)

Date: June 4, 2020